Securities and Exchange Commission

                             Washington, D.C. 20549




                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




          Date of Report (Date of earliest event reported) May 14, 1999



                       MidAmerican Energy Holdings Company
                       -----------------------------------
             (Exact name of registrant as specified in its charter)



Commission            Exact Name of Registrant                  IRS Employer
File Number          As Specified In Its Charter             Identification No.
-----------          ---------------------------             ------------------

0-25551          MidAmerican Energy Holdings Company             94-2213782





666 Grand Avenue, P.O. Box 657, Des Moines, IA                     50303
----------------------------------------------                   ----------
(Address of principal executive offices)                         (Zip Code)




Registrant's Telephone Number, including area code:  (515) 242-4300

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On August 11, 1998, Registrant (then known as CalEnergy Company, Inc.) entered into an Agreement and Plan of Merger ("Merger") with MidAmerican Energy Holdings Company (now known as MHC Inc.) ("MHC"). The Merger closed on March 12, 1999 and Registrant paid $27.15 in cash for each outstanding share of MHC common stock for a total of approximately $2.42 billion in a merger, pursuant to which MHC became an indirect wholly owned subsidiary of Registrant. Additionally, Registrant reincorporated in the State of Iowa and was renamed MidAmerican Energy Holdings Company and upon closing became an exempt public utility holding company.

     Registrant and its wholly owned subsidiary MidAmerican Funding, LLC ("Funding") financed the purchase of all outstanding shares of MHC common stock with the net proceeds of a $700 million offering of Funding's senior secured notes and bonds and an equity contribution from the Registrant. A portion of the Registrant equity contribution was provided from approximately $940 million in proceeds to Registrant from its sale of senior notes in September and November of 1998. The balance of the Registrant equity contribution was funded from cash on hand and from the proceeds of Registrant's recently completed sales of at least 50% of its interest in all of its qualifying facility projects, including 100% of Coso Finance Partners (Navy I), Coso Energy Developers (BLM) and Coso Power Developers (Navy II) (collectively the "Coso Partnerships") and 50% of CE Generation LLC ("CE Generation").

     Certain information included in this report contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Registrant to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements including expectations regarding the future results of operations of Registrant. In connection with the safe harbor provisions of the Reform Act, the Registrant has identified important factors that could cause actual results to differ materially from such expectations, including development uncertainty, operating uncertainty, acquisition uncertainty, uncertainties relating to doing business outside of the United States, uncertainties relating to geothermal resources, uncertainties relating to domestic and international (and in particular, Indonesian) economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy, industry deregulation and competition. Reference is made to all of the Registrant's SEC Filings, including the Registrant's Report on Form 8-K dated March 26, 1999, incorporated herein by reference, for a description of such factors. The Registrant assumes no responsibility to update forward-looking information contained herein.

     The Registrant previously reported these events as Item 2 on Form 8-K dated February 26, 1999 and filed on March 15, 1999 and on Form 8-K dated March 12, 1999 and filed on March 26, 1999 noting that the financial information would be filed by amendment at a later date. This amendment on Form 8-K/A amends each of such prior Form 8-K's and includes the required financial information.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     Unaudited Pro Forma Combined Condensed Financial Data:

     The unaudited pro forma combined condensed financial data are based on the historical consolidated financial statements of Registrant's predecessor companies CalEnergy Company, Inc. and MHC, after giving effect to (i) the Coso Partnerships sale, (ii) the CE Generation sale, and (iii) the MidAmerican Merger, including the related financing and the redemption and retirement of Registrant's senior discount notes and limited resource notes. The financial information is attached hereto as Exhibits 99.1 and 99.2.


(c) Exhibits

Exhibit Number        Exhibit
--------------        -------

23                    Consent of Independent Accountants

99.1                  Unaudited Pro Forma Combined Condensed Financial Data

99.2 MHC Audited Consolidated Financial Statements, for the periods ending December 31, 1998

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       MIDAMERICAN ENERGY HOLDINGS COMPANY




                                       /s/ Paul J. Leighton
                                       --------------------
                                       Paul J. Leighton
                                       Vice President and
                                       Assistant Corporate Secretary



May 14, 1999

                                 EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

23                  Consent of Independent Accountants

99.1                Unaudited Pro Forma Combined Condensed Financial Data

99.2 MHC's Audited Consolidated Financial Statements, for the periods ending December 31, 1998